UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2008

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York      11021
(Address of principal executive offices)                           (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2008, TRB Chattanooga LLC, a wholly-owned subsidiary of BRT Realty Trust, consummated the sale of a residential apartment complex in Chattanooga, Tennessee to Brookside Properties, Inc., a Tennessee corporation, for a purchase price of $24.5 million, which was paid in cash at the closing. The sale was effectuated pursuant to a purchase and sale agreement, dated as of July 17, 2008, as amended, previously entered into and reported by the registrant on Form 8-K.

Reference is made to registrant’s Current Reports on Form 8-K filed on July 21, 2008 and August 7, 2008.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits.

99.1	Press release dated October 1, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: October 2, 2008	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President